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                                                                   EXHIBIT 10.27

                            FIRST AMENDMENT TO LEASE



     THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made effective as of March 11, 1999 (the "Effective Date"), by and between DENVER HINES DEVELOPMENT, LLC, a Delaware limited liability company ("Landlord"), and TANNING TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant").


                              W I T N E S S E T H:


     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 3, 1998 (the "Lease"); and

     WHEREAS, the parties hereto now desire to amend the Lease, as set forth herein but not otherwise.

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


     1. Defined Terms. For purposes of this First Amendment, capitalized terms and other defined items used herein but not defined herein shall have the meanings ascribed to them in the Lease. In the event any of the terms of the Lease conflict with the terms of this First Amendment, the terms of this First Amendment shall control.

     2. Rent Abatement. The last sentence of Section 3.A of the Lease is amended to read in its entirety as follows: "Notwithstanding any provision contained elsewhere in this Lease to the contrary, provided that Tenant is not otherwise in default under the terms and provisions of this Lease, Annual Rent shall be abated during the first six and one-third (6 1/3) months of the Term, and Tenant shall commence Annual Rent payments on the date which is seven (7) months and ten (10) days from the Commencement Date."

     3. Modification of Expansion Options. Sections 3.A and 3.B of Exhibit A, Additional Provisions, to the Lease are deleted, and new Sections 3.A. 3.B and 3.C are added to Exhibit A, to read in their entirety as follows:

        3. Expansion Options. So long as no event of default under this Lease has occurred and is continuing at the time that the option may be exercised or at the time that any expansion of the Premises becomes applicable as provided herein, Tenant shall have the following three (3) options (the "Expansion Options") to expand the Premises, each of which shall be subject to the terms and conditions of this Section 3:


        A. The first Expansion Option shall be available to Tenant only if
        Tenant has not exercised its Pre-Occupancy Option to add the balance of Floor 11 of the Building to the initial Premises. The first Expansion Option, if exercised, will be applicable to a portion of the remainder of Floor 11 of the Building which was not included within the initial
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        Premises, which portion shall consist of from 8000 to 12,000 square feet of Rentable Area, as designated by Landlord (the "First Expansion Space"). If the first Expansion Option is exercised, the First Expansion Space will be delivered by Landlord to Tenant for the purpose of commencing its tenant finish work therein on a date to be designated by Landlord, which shall be between the date which is three (3) years from the Commencement Date and the date which is four (4) years from the Commencement Date (the "First Occupancy Date").

        B. The second Expansion Option shall be available to Tenant only if (i) Tenant has not exercised its Pre-Occupancy Option to add the balance of Floor 11 of the Building to the initial Premises, and (ii) if Tenant has previously exercised the first Expansion Option.. The second Expansion Option, if exercised, will be applicable to all of the remainder of Floor 11 of the Building which was not included within either the initial Premises or the First Expansion Space (the "Second Expansion Space"). If the second Expansion Option is exercised, the Second Expansion Space will be delivered by Landlord to Tenant for the purpose of commencing its tenant finish work therein on a date to be designated by Landlord, which shall be between the date which is four (4) years from the Commencement Date and the date which is five (5) years from the Commencement Date (the "Second Occupancy Date").

        C. The third Expansion Option shall be available to Tenant only (i) if Tenant has not exercised its Pre-Occupancy Option to add Floor 10 of the Building to the initial Premises, (ii) if Tenant has previously exercised the first and second Expansion Options, and (iii) if Tenant has previously exercised its first Renewal Option to extend the Term by an additional five (5) years. The third Expansion Option, if exercised, will be applicable to all of Floor 10 of the Building (the "Third Expansion Space"). If the third Expansion Option is exercised, the Third Expansion Space will be delivered by Landlord to Tenant for the purpose of commencing its tenant finish work therein on a date to be designated by Landlord, which shall be between the date which is five (5) years from the Commencement Date and the date which is six (6) years from the Commencement Date (the "Third Occupancy Date").

Existing Sections 3.C through 3.G of Exhibit A are relettered as Sections 3.D through 3.H.

The first sentence of new Section 3.D (former Section 3.C) of Exhibit A is amended to read: "If an Expansion Option is available to Tenant as set forth above, Landlord shall notify Tenant of the applicable Occupancy Date at least twelve (12) months prior thereto (each, an "Occupancy Notice")."

The first sentence of new Section 3.E (former Section 3.D) of Exhibit A is amended to read: "In order to exercise any Expansion Option, Tenant shall be required to give Landlord written notice of exercise (the "Exercise Notice") within thirty (30) days after the date upon which Tenant receives the applicable Occupancy Notice."

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     4.  Tenant Construction Agreement Amendments.  The Tenant Construction
Agreement, contained in Exhibit D to the Lease, is amended as follows:

The Tenant Construction Agreement is revised to indicate that the architect for the Premises has been hired by Tenant, rather than by Landlord. As a result, each reference in the Tenant Construction Agreement to "Landlord's architect" or "Landlord's space planner" shall be revised to refer to "Tenant's architect" or "Tenant's space planner."

Paragraph 6.D of the Tenant Construction Agreement is modified to provide that the Tenant Working Drawings will be delivered by Tenant's architect to Landlord on or before February 15, 1999. Each day from February 15, 1999, until the day upon which the Tenant Working Drawings are actually delivered by Tenant's architect to Landlord, shall constitute a day of delay by Tenant in substantial completion of the Tenant Work pursuant to Paragraph 9 of the Tenant Construction Agreement.

The first sentence of Paragraph 9 of the Tenant Construction Agreement is modified to read as follows: "Subject to the provisions of Section 5.C of the Lease and the other provisions of this Tenant Construction Agreement, Landlord shall (i) complete the Base Building Shell or such portion thereof as is necessary for the contractor for the Tenant Work to commence its work in the Premises by April 1, 1999, if the Tenant Work is to be performed by GE Johnson Construction Co., or by May 1, 1999, if the Tenant Work is to be performed by a contractor other than GE Johnson Construction Co., and (ii) substantially complete the Tenant Work in the Premises and tender the Premises to Tenant on or before August 1, 1999." Any days beyond the applicable date set forth in subsection (i) of the preceding sentence until the contractor for the Tenant Work is able to commence the Tenant Work in the Premises will be considered to be a day of delay by Landlord in substantial completion of the Tenant Work pursuant to Paragraph 9 of the Tenant Construction Agreement. It is understood and agreed that if the Tenant Work is to be performed by a contractor other than GE Johnson Construction Co., the applicable date shall be the date upon which such contractor is given permission to commence the Tenant Work in the Premises, even if GE Johnson Construction Co. is concurrently occupying the Premises for the purpose of completing the Base Building Shell.

The fourth sentence of Paragraph 9 of the Tenant Construction Agreement is amended to read as follows: "The payment of Rent will not be delayed by a delay of substantial completion due to Tenant or its architect or agents."

     5. Brokerage Commissions. Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this First Amendment as a result of its own dealings with such broker or leasing agent. Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost, and expense (including reasonable attorneys' fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

     6. Full Force and Effect. Except as amended herein, all terms and conditions of the

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Lease shall remain in full force and effect throughout the duration of the Term.
The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease, as amended herein, shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day and year first above written.



TENANT:                                 LANDLORD:
TANNING TECHNOLOGY
CORPORATION, a Delaware corporation     DENVER HINES DEVELOPMENT, LLC, a
                                        Delaware limited liability company


By: /s/ Mark Tanning                    By: /s/ Tom Owens
   ------------------------------          ------------------------------
Print Name: Mark Tanning                        Tom Owens
   ------------------------------          ------------------------------
Its: VP of HR & Admin.
   ------------------------------          ------------------------------
                                           Manager


ATTEST: /s/ Mark Warren Reinhardt
       --------------------------
            Mark Warren Reinhardt, Asst. Sec.
              [ S E A L ]

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